FILE NO.  000-21551


                                FORM 8-A/A   No. 2

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                           OCUREST LABORATORIES, INC.
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             (Exact name of Registrant as specified in its charter)


FLORIDA                                         65-0259441
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(State of Incorporation                         (I.R.S. Employer
or organization)                                Identification No.)


4400 PGA BOULEVARD, SUITE 300, PALM BEACH GARDENS, FLORIDA    33410
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(Address of principal executive offices)                    (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act

      Title of each class to              Name of each exchange on which
        be so registered                  each class is to be registered


NONE
---------------------------------         -------------------------------------

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act


                                    UNITS (1)
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                                (Title of class)

                         COMMON STOCK, $.008 PAR VALUE
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                                (TITLE OF CLASS)

                CLASS A REDEEMABLE COMMON STOCK PURCHASE WARRANTS
-------------------------------------------------------------------------------
                                (TITLE OF CLASS)


------------
(1) Each Unit consists of share of Common Stock, $.008 par value and one class A Redeemable Common Stock Purchase Warrant.

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The description of the Units, Common Stock and Class A Redeemable Common Stock Purchase Warrants under the caption "Description of Securities" in Amendment No. 4 to the Registrant's Registration Statement on Form SB-2, File No. 333-10323 ("Amendment No. 4"), is hereby incorporated by reference.

ITEM 2.     EXHIBITS

EXHIBIT
NUMBER     DESCRIPTION

1.1 Articles of Incorporation and Amendments thereto dated March 9, 1994 and July 15, 1996. Exhibits 3.1, 3.3 and 3.4 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2, File No. 333-10323 ("Amendment No. 1") are hereby incorporated by reference.

1.2 Amendments to Articles of Incorporation dated May 20, 1991 and August 7, 1996. Exhibits 3.2 and 3.5 to the Registrant's Registration Statement on Form SB-2, File No, 333-10323 (the "Registration Statement") are hereby incorporated by reference.

1.3 Statement of Designation of the Series A, 9% Cumulative Preferred Stock dated April 30, 1991. Exhibit 3.6 to the Registration Statement is hereby incorporated by reference.

1.4 Articles of Amendment to the Statement of Designation of the Series A, 9% Cumulative Preferred Stock dated May 30, 1991. Exhibit 3.7 to the Registration Statement is hereby incorporated by reference.

2.1 Bylaws. Exhibit 3.8 to the Registration Statement is hereby incorporated by reference.

3.1 Form of Class A Redeemable Common Stock Purchase Warrant. Exhibit 4.3 to Amendment No. 3 to the Registration Statement is hereby incorporated by reference.

5.1 Amended Form of Warrant Agent Agreement by and between the Registrant and American Securities Transfer & Trust, Inc. Exhibit 10.17 to Amendment No. 4 is hereby incorporated by reference.

6.1 Form of Certificate representing Common Stock. Exhibit 4.4 to Amendment No. 1 is hereby incorporated by reference.

7.1        Form of Certificate representing Units. Exhibit 4.5 to
           Amendment No. 3 to the Registration Statement is hereby incorporated by reference.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    OCUREST LABORATORIES, INC.


                                    By: /s/ LARRY M. REID
                                       -----------------------------------
                                        Larry M. Reid
                                        Senior Vice President



Dated: November 8, 1996